POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each
of Douglas Bryant, Robert Bujarski, Randall
Steward, Michelle Hodges and Phillip Askim,
signing singly and not jointly, the undersigned's
true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, any
and all Forms 3, 4, and 5 (including any amendments
thereto) required to be filed under Section 16(a) of
the Securities Exchange Act of 1934, as amended, and
the rules thereunder with respect to equity securities
of Quidel Corporation (the "Company");

(2) do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to complete and execute any and all such Forms 3, 4,
and/or 5 and timely file such form with the United
States Securities and Exchange Commission and any
stock exchange or similar authority, including without
limitation, obtaining and updating Edgar Access Codes
and preparing Form ID forms; and

(3) take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-
in-fact full power and authority to do and perform any
and every act and thing whatsoever requisite,
necessary, or proper to be done in the exercise of any
of the rights and powers herein granted, as fully to
all intents and purposes as the undersigned might or
could do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
Power of Attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the undersigned, are not
assuming, nor is the Company assuming, any of the
undersigned's responsibilities to comply with Section
16 of the Securities Act of 1934, as amended.

This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4, and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 25th day
of February, 2021.

Signature:  /s/ Joseph D. Wilkins Jr.

Printed name: Joseph D. Wilkins Jr.